CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-6 (File No. 333-78489) of our report, dated March 5, 1999 on our audit of the financial statements of Columbus Life Insurance Company which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





                                               /s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
April 27, 2000